SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                          Nabisco Group Holdings Corp.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:


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                               IMPORTANT REMINDER


Dear Stockholder:

Your proxy has not yet been received for the Special Meeting to be held on Friday, October 27, 2000. No matter how many or how few shares you own, your vote is important.

At the Special Meeting, you are being asked to consider and vote upon 1) the sale of Nabisco Group Holdings Corp.'s 80.5% interest in Nabisco Holdings Corp. to Philip Morris Companies, Inc. and 2) the subsequent acquisition of Nabisco Group Holdings Corp. by R.J. Reynolds Tobacco Holdings, Inc. for $30 per share.

The proposals, which are discussed in greater detail in the Proxy Statement previously sent to you, have been recommended by the Board of Directors.

If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, Inc. toll-free at (800) 322-2885 or collect at (212) 929-5500.

Time is short. Your vote is very important. Even if you plan on attending the meeting in person, please vote by telephone or internet or sign, date and return the enclosed duplicate proxy card in the postage paid envelope as soon as possible.



Sincerely,



Steven F. Goldstone                       James M. Kilts
Chairman                                  President and Chief Executive Officer